EXHIBIT 99.1

Investor Contact:	Media Contact:
Mike Vallie	Amy Koch
investorinfo@orasure.com	media@orasure.com
OraSure Announces Third Quarter 2026 Financial Results; Strategic Execution Drives Double-Digit Year-Over-Year Growth and Margin Expansion
•14% year-over-year revenue growth in the quarter highlights effectiveness of return-to-growth strategy
•GAAP gross margin improved by over 170 bps vs. prior year to 45.2%
•Received initial orders of Colli-Pee®•Dx and OraQuick® Ebola 2.0 in the quarter
•OTI expects an acceleration of full-year revenue growth in 2027

BETHLEHEM, PA, November 9, 2026 (GLOBE NEWSWIRE) – OraSure Technologies, Inc. (Nasdaq: OSUR), a leader in point-of-need and home diagnostic tests and sample management solutions, today announced its financial results for the three months ended September 30, 2026.

“Our third quarter results demonstrate the continued execution of our strategy. In addition to delivering double-digit year-over-year revenue growth, we meaningfully expanded gross margins and benefited from operational efficiency initiatives that reduced our cost base,” said Carrie Eglinton Manner, President and CEO of OTI. “We were excited to see the Q3 commercial launches of both our Colli-Pee•Dx Urine Collection Kit and OraQuick Ebola 2.0 Rapid Antigen Test quickly translate into initial orders during the third quarter. These launches marked significant milestones for OTI as we work to further decentralize diagnostics and connect people to care that is more accessible, convenient, affordable, and private.”

“Looking ahead to the fourth quarter and into 2027, we believe we are well positioned for continued revenue growth,” she continued. “Supported by a robust balance sheet, we will continue to invest behind initiatives to accelerate topline growth, improve our operating model, and drive towards profitability.”

Financial Highlights ($ in 000’s, except per share amounts)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Core Business (1)	$30,885	$26,996	14%	$89,430	$85,818	4%
COVID-19	22	89	(75)%	41	574	(93)%
Risk Assessment Testing	—	—	NM	—	1,866	(100)%
Total Net Revenues	$30,907	$27,085	14%	$89,471	$88,258	1%
(1) Includes Diagnostics, Sample Management Solutions, other products and services revenues, and non-product and services revenues.

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Net revenues	$30,907	$27,085	14%	$89,471	$88,258	1%
Gross profit	13,969	11,772	19	39,090	37,230	5
Gross margin	45.2%	43.5%		43.7%	42.2%
Non-GAAP gross profit	14,186	11,980	18	39,849	37,960	5
Non-GAAP gross margin	45.9%	44.2%		44.5%	43.0%

Operating loss	(12,955)	(16,090)	NM	(30,784)	(51,866)	NM
Operating margin	(41.9)%	(59.4)%		(34.4)%	(58.8)%
Non-GAAP operating loss	(10,212)	(12,709)	NM	(43,986)	(41,162)	NM
Non-GAAP operating margin	(33.0)%	(46.9)%		(49.2)%	(46.6)%

Net loss	$(13,094)	$(13,712)	NM	$(29,222)	$(49,445)	NM
Non-GAAP net loss	$(10,053)	$(9,831)	NM	$(40,892)	$(37,164)	NM
Diluted EPS	$(0.19)	$(0.19)	NM	$(0.42)	$(0.67)	NM
Non-GAAP Diluted EPS	$(0.15)	$(0.13)	NM	$(0.59)	$(0.50)	NM
NM – not meaningful

For additional information on non-GAAP financial measures and a reconciliation of the GAAP financial results to non-GAAP financial results, see the schedules below. A description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
•Total net revenues for the third quarter of 2026 of $30.9 million grew 1% sequentially and increased 14% year-over-year.
•Core revenues (all revenues excluding COVID-19 and Risk Assessment Testing revenues) of $30.9 million in the third quarter of 2026 increased 14% over the prior year. Diagnostics revenues in the third quarter of 2026 increased 16% year-over-year to $16.8 million, with the increase attributable to higher HIV and HCV revenues and the addition of BioMedomics’ Sickle SCAN® sales. Sample Management Solutions revenues of $12.5 million in the third quarter of 2026 increased 21% year-over-year, with the increase attributable to key commercial customer growth and timing of specific orders.
•GAAP gross margin was 45.2% in the third quarter of 2026 compared to 43.5% in the third quarter of 2025. The year-over-year increase was primarily a result of operational efficiencies driving better absorption of fixed overhead costs, partially offset by product mix. Non-GAAP gross margin in the third quarter of 2026 was 45.9% and increased compared to 44.2% in the third quarter of 2025.
•GAAP operating loss in the third quarter of 2026 was $13.0 million compared to GAAP operating loss of $16.1 million in the third quarter of 2025. Non-GAAP operating loss was $10.2 million in the third quarter of 2026 compared to non-GAAP operating loss of $12.7 million in the third quarter of 2025.
•GAAP net loss in the third quarter of 2026 was $13.1 million compared to a GAAP net loss of $13.7 million in the third quarter of 2025. Non-GAAP net loss was $10.1 million in the third quarter of 2026 compared to non-GAAP net loss of $9.8 million in the third quarter of 2025.
•Cash and cash equivalents were $148 million as of September 30, 2026.

Recent Quarterly Developments
•Generated initial sales of our OraQuick Ebola 2.0 Rapid Antigen Test which is authorized for use with whole blood in live patients, as well as cadaveric oral fluid for individuals suspected to have had Ebola disease at the time of death. The test can detect all four Ebola viruses currently known to cause disease in humans: Bundibugyo, Zaire, Sudan, and Taï Forest.
•Generated initial sales of our Colli-Pee•Dx Urine Collection Kit which is cleared for use with Roche’s STI tests for Chlamydia trachomatis (CT), Neisseria gonorrhoeae (NG), Trichomonas vaginalis (TV), and Mycoplasma genitalium (MG). Colli-Pee•Dx enables convenient at-home self-collection of first-void urine by both male and female patients. Specimens can be collected at any time of day in the privacy of the home or any other private setting and are intended for testing on the Roche cobas® molecular diagnostics platform.
•Advanced the early development of HPV testing as a potential future application for Colli-Pee•Dx in collaboration with leading global molecular diagnostics partners, expanding the platform’s potential utility in women’s health and its ability to address unmet needs among under-screened populations.
Financial Guidance
The Company is guiding to Q4 2026 total revenues of $30.0 million to $32.0 million. For the full year 2026, this represents a year-over-year growth rate of 4.7% at the midpoint of the range.
The Company expects to see an acceleration of year-over-year growth in total revenues for the full year 2027 as compared to the full year 2026.
Conference Call
The Company will host a conference call and audio webcast to discuss the Company’s third quarter 2026 results and certain business developments, beginning today at 5:00 p.m. Eastern Time. The call will include prepared remarks by management and a question and answer session.
A webcast of the conference call will be available on the investor relations page of OTI’s website at https://orasure.gcs-web.com/events-and-presentations. Please click on the webcast link and follow the prompts for registration and access at least 10 minutes prior to the call. The webcast will be archived on OTI’s website shortly after the call has ended.
Disclosure
OTI intends to use the Investor Relations Section of its website as a means of disclosing material non-public information (MNPI) and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor OTI’s website in addition to following its press releases, SEC filings, public conference calls, presentations, and webcasts.

Financial Data (Unaudited, $ in 000’s, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Results of Operations
Net revenues	$30,907	$27,085	$89,471	$88,258
Cost of products and services sold	16,938	15,313	50,381	51,028
Gross profit	13,969	11,772	39,090	37,230
Operating expenses:
Research and development	7,629	10,106	30,720	31,110
Sales and marketing	6,557	6,299	19,931	19,533
General and administrative	11,992	11,081	40,977	37,859
Change in the estimated fair value of acquisition-related contingent consideration	—	376	(22,480)	1,587
Loss (gain) on sale of assets	746	—	726	(993)
Total operating expenses	26,924	27,862	69,874	89,096
Operating loss	(12,955)	(16,090)	(30,784)	(51,866)
Other income	1,169	2,799	4,094	5,712
Loss before income taxes and equity investment	(11,786)	(13,291)	(26,690)	(46,154)
Income tax expense	708	47	331	1,591
Loss before equity investment	(12,494)	(13,338)	(27,021)	(47,745)
Loss on equity investment	(600)	(374)	(2,201)	(1,700)
Net loss	$(13,094)	$(13,712)	$(29,222)	$(49,445)
Loss per share
Basic	$(0.19)	$(0.19)	$(0.42)	$(0.67)
Diluted	$(0.19)	$(0.19)	$(0.42)	$(0.67)
Weighted average shares outstanding:
Basic	69,001	73,004	69,224	74,131
Diluted	69,001	73,004	69,224	74,131

Consolidated Net Revenues
Diagnostics
Sample Management Solutions
Other products and services
COVID-19 Diagnostics
Risk Assessment Testing
Net product and services revenues
Non-product and services revenues
Net revenues

For the Three Months Ended September 30,			For the Nine Months Ended September 30,
2026	2025	% Change	2026	2025	% Change

$16,801	$14,499	16%	$53,018	$51,410	3%
12,498	10,306	21%	31,431	29,271	7%
771	442	74%	1,702	1,059	61%
22	89	(75)%	41	574	(93)%
—	—	NM	—	1,866	(100)%
30,092	25,336	19%	86,192	84,180	2%
815	1,749	(53)%	3,279	4,078	(20)%
$30,907	$27,085	14%	$89,471	$88,258	1%

Condensed Consolidated Balance Sheets (Unaudited, $ in 000’s)

	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$148,238	$199,278
Accounts receivable, net	30,422	22,203
Inventories	30,420	31,060
Other current assets	6,215	9,367
Property, plant and equipment, net	36,511	39,179
Intangible assets, net	18,758	19,046
Goodwill	42,741	43,363
Investment in equity method investee	23,755	25,956
Other noncurrent assets	12,406	13,716
Total assets	$349,466	$403,168

Liabilities and Stockholders’ Equity
Accounts payable	$7,773	$6,521
Deferred revenue	743	1,518
Acquisition-related contingent consideration obligation	—	18,380
Other current liabilities	16,588	13,376
Other noncurrent liabilities	17,229	22,546
Stockholders’ equity	307,133	340,827
Total liabilities and stockholders’ equity	$349,466	$403,168
Additional Financial Data (Unaudited, $ in 000’s)

	For the Nine Months Ended September 30,
	2026	2025
Capital expenditures	$5,015	$3,275
Depreciation and amortization	6,911	7,789
Stock-based compensation	7,333	8,687
Cash used in operating activities	$(34,688)	$(40,027)

Consolidated Statement of Cash Flows (Unaudited, $ in 000’s)

	For the Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES:
Net loss	$(29,222)	$(49,445)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	7,333	8,687
Depreciation and amortization	6,911	7,789
Other non-cash amortization	(259)	(221)
Provision for credit losses	367	(176)
Unrealized foreign currency loss	206	294
Interest expense on finance leases	9	6
Loss on equity investment	2,201	1,700
Deferred income taxes	186	(86)
Loss (gain) on sale of fixed assets	726	(993)
Change in the estimated fair value of acquisition-related contingent consideration	(22,480)	1,587
Changes in assets and liabilities:
Accounts receivable	(8,653)	(16)
Inventories	546	894
Prepaid expenses and other assets	2,973	(1,915)
Accounts payable	1,586	(1,733)
Deferred revenue	(772)	(1,085)
Accrued expenses and other liabilities	3,654	(5,314)
Net cash used in operating activities	(34,688)	(40,027)
INVESTING ACTIVITIES:
Proceeds from sale of assets	20	888
Purchases of property and equipment	(5,015)	(3,275)
Net cash used in investing activities	(4,995)	(2,387)
FINANCING ACTIVITIES:
Cash payments for finance lease liabilities	(68)	(43)
Proceeds from exercise of stock options	47	—
Repurchase of common stock	(7,000)	(10,001)
Payment of taxes related to net share settlement of equity awards	(1,543)	(1,786)
Net cash used in financing activities	(8,564)	(11,830)
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	(2,793)	2,959
NET DECREASE IN CASH AND CASH EQUIVALENTS	(51,040)	(51,285)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	199,278	267,763
CASH AND CASH EQUIVALENTS, END OF PERIOD	$148,238	$216,478

About OraSure Technologies
OraSure Technologies, Inc. (“OraSure” or “OTI”) transforms health through actionable insight and decentralizes diagnostics to connect people to healthcare wherever they are. OraSure improves access, quality, and value of healthcare with innovation in effortless tests and sample management solutions. Together with its wholly-owned subsidiaries, DNA Genotek Inc., Sherlock Biosciences, Inc., and BioMedomics, Inc., OTI is a leader in the development, manufacture, and distribution of rapid diagnostic tests and sample collection and stabilization devices designed to discover and detect critical medical conditions. OraSure’s portfolio of products is sold globally to clinical laboratories, hospitals, physicians’ offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, and direct to consumers. For more information on OraSure Technologies, please visit www.orasure.com
Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. These may include statements about the Company's expected revenues, earnings/losses per share, net income (loss), expenses, cash flow or other financial performance, or developments, clinical trial or development activities, expected regulatory filings and approvals, planned business transactions, views of future industry, competitive or market conditions, and other factors that could affect the Company's future operations, results of operations or financial position. These statements often include words; such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” or similar expressions. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: market acceptance of, and our ability to develop, commercialize, market and sell our products and services, whether through our internal, direct sales force, distributors or third parties; our ability to obtain and comply with necessary regulatory approvals for new products or new indications or applications for existing products, including timing and associated costs; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; significant customer concentrations that exist or may develop in the future; our ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; changes in relationships with strategic partners or other parties, including disputes or disagreements, and reliance on such parties for the performance of critical activities under collaborative arrangements; our ability to meet increased demand for our products; the impact of replacing distributors; our ability to achieve our financial and strategic objectives, including increasing our revenues and gross margins, and our ability to expand international sales; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; changes in market acceptance of our products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention or other agencies; our ability to fund research and development and other products and operations; availability of raw materials and our reliance on sole supply sources for critical products and components; impact of contracting with the U.S. government; estimates regarding revenues, expenses, capital requirements and needs for additional financing; ability to utilize net operating loss carryforwards or other deferred tax assets; volatility of our stock price; uncertainty relating to patent protection, potential patent infringement claims, the availability of licenses to patents or other technology and costs of litigation relating to intellectual property, product liability and other types of litigation; the impact of changes in international funding sources and testing algorithms on international sales; adverse movements in foreign currency exchange rates and interest rates; our ability to attract and retain qualified personnel; changes in international, federal or state laws and regulations; and the impact of geopolitical and economic conditions on the Company’s business. These and other factors that could affect our results are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-

looking statements. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.
Statement Regarding Use of Non-GAAP Financial Measures
In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross profit, non-GAAP cost of goods sold, non-GAAP net income (loss), non-GAAP operating income (loss), and non-GAAP earnings (loss) per share. Management believes that presentation of operating results using these non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods, while excluding certain expenses that may not be indicative of the Company’s recurring core business operating results. In addition, management believes these non-GAAP financial measures are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) may be used by OraSure’s investors and the analyst community to help them analyze the operating performance of OraSure’s business. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further, non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

OraSure Technologies GAAP to Non-GAAP Reconciliation ($ in 000's, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net Revenues	$30,907	$27,085	$89,471	$88,258
GAAP Cost of Products and Services Sold	16,938	15,313	50,381	51,028
GAAP Gross Margin	45.2%	43.5%	43.7%	42.2%
Stock compensation	169	208	550	584
Inventory reserve for product line discontinuance	—	—	—	146
Amortization of acquisition-related intangible assets	48	—	144	—
Reduction in workforce severance	—	—	65	—
Non-GAAP Cost of Goods Sold	16,721	15,105	49,622	50,299
Non-GAAP Gross Margin	45.9%	44.2%	44.5%	43.0%

GAAP Operating Income (Loss)	(12,955)	(16,090)	(30,784)	(51,866)
Stock compensation	2,278	2,835	7,333	8,687
Amortization of acquisition-related intangible assets	78	58	289	171
Inventory reserve for product line discontinuance	—	—	—	146
Reduction in workforce severance	—	—	1,269	—
Executive severance expense	—	—	—	751
Gain on sale of assets under product line discontinuance	—	—	—	(750)
Transaction costs	387	112	387	112
Change in fair value of acquisition-related contingent consideration	—	376	(22,480)	1,587
Non-GAAP Operating Loss	(10,212)	(12,709)	(43,986)	(41,162)

GAAP Net Income (Loss)	(13,094)	(13,712)	(29,222)	(49,445)
Stock compensation	2,278	2,835	7,333	8,687
Amortization of acquisition-related intangible assets	78	58	289	171
Inventory reserve for product line discontinuance	—	—	—	146
Reduction in workforce severance	—	—	1,269	—
Executive severance expense	—	—	—	751
Gain on sale of assets under product line discontinuance	—	—	—	(750)
Transaction costs	—	112	—	112
Change in fair value of acquisition-related contingent consideration	—	376	(22,480)	1,587
Loss on equity investment	600	374	2,201	1,700
Tax effect of non-GAAP adjustments	85	126	(282)	(123)
Non-GAAP Net Loss	$(10,053)	$(9,831)	$(40,892)	$(37,164)

GAAP Earnings (Loss) Per Share:	$(0.19)	$(0.19)	$(0.42)	$(0.67)
Non-GAAP Loss Per Share:	$(0.15)	$(0.13)	$(0.59)	$(0.50)
Diluted Shares Outstanding, if applicable	69,001	73,004	69,224	74,131
Basic Shares Outstanding Used For Computing Non-GAAP Loss Per Share	69,001	73,004	69,224	74,131
The following is a description of the adjustments made to GAAP financial measures:
•Stock compensation: non-cash equity-based compensation provided to OraSure employees and directors

•Amortization of acquisition-related intangible assets: represents recurring amortization charges resulting from the acquisition of intangible assets associated with our business combinations
•Inventory reserve for product line discontinuance: represents inventory associated with discontinued line of business
•Reduction in workforce severance: termination benefits associated with the Company’s workforce reduction
•Executive severance expense: expenses associated with the departure of an executive
•Gain on sale of assets under product line discontinuance: represents the gain on the sale of fixed assets associated with the risk assessment line of business that was discontinued and sold to a third party
•Transaction costs: expenses associated with the acquisition of businesses
•Change in fair value of acquisition-related contingent consideration: changes in the fair value of contingent consideration liability associated with changes in the probability of milestone payments and the impact of the passage of time and updated forecasts.
•Loss on equity investment: we have excluded our proportionate share of our equity method investee’s net loss as we do not have direct control over the investee’s operations or resulting revenue and expenses
•Tax impact associated with non-GAAP adjustments: tax expense/(benefit) due to non-GAAP adjustments
A reconciliation of our non-GAAP measures to their most directly comparable GAAP measures can also be found at: https://orasure.gcs-web.com/gaap-non-gaap-reconciliation
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